Registration No. 333-59098

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHERN STATES POWER COMPANY

(Exact name of registrant as specified in the charter)

MINNESOTA (State or other jurisdiction of incorporation or organization)	41-1967505 (I.R.S. Employer Identification No.)

414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RICHARD C. KELLY
Vice President and Chief Financial Officer
Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

ROBERT J. JOSEPH
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 269-4176

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the registrant shall determine based on market conditions and other factors.

          This registration statement constitutes a post-effective amendment to Registration Statement No. 333-59098, pursuant to which the total amount of unsold unsecured debt securities registered on Registration Statement No. 59098 may be offered and sold as secured first mortgage bonds or unsecured debt securities.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 10, 2003

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$415,000,000

NORTHERN STATES POWER COMPANY
414 NICOLLET MALL
MINNEAPOLIS, MINNESOTA 55401
(612) 330-5500

FIRST MORTGAGE BONDS
DEBT SECURITIES

          We may offer, from time to time, up to $415,000,000 aggregate principal amount of our secured first mortgage bonds or unsecured debt securities. We may sell our first mortgage bonds or debt securities in one or more series (1) through underwriters or dealers, (2) directly to a limited number of institutional purchasers, or (3) through agents. See “Plan of Distribution”. The particular type of security being sold as well as the amount and terms of the sale of a series of our first mortgage bonds or debt securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these first mortgage bonds or debt securities unless this prospectus is accompanied by a prospectus supplement. That prospectus supplement will include if applicable:

•	the names of any underwriters, dealers or agents involved in the distribution of that series of first mortgage bonds or debt securities;

•	any applicable commissions or discounts and the net proceeds to us from that sale;

•	the aggregate principal amount and offering price of that series of the first mortgage bonds or debt securities;

•	the rate or rates (or method of calculation) of interest;

•	the time or times and place of payment of interest;

•	the maturity date or dates; and

•	any redemption terms or other specific terms of that series of first mortgage bonds or debt securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2003.

i

ABOUT THIS PROSPECTUS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
OUR COMPANY
USE OF PROCEEDS
RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES
DESCRIPTION OF THE FIRST MORTGAGE BONDS
DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES
BOOK-ENTRY SYSTEM
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
SIGNATURES
EXHIBIT INDEX
EX-1(a) Form of Underwriting Agreement
EX-1(b) Form of Underwriting Agreement
EX-4(a)(4) Form of Supplemental Indenture
EX-4(b)(5) Form of Supplemental Indenture
EX-5 Opinion/Consent of Gary R. Johnson
EX-12 Statement: Computation of Ratio of Earnings
EX-23(b) Consent of Deloitte & Touche LLP
EX-24 Power of Attorney
EX-25(a) Form T-1 - BNY Midwest Trust Company
EX-25(b) Form T-1 - Wells Fargo Bank Minnesota

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
WHERE YOU CAN FIND MORE INFORMATION	2
OUR COMPANY	3
USE OF PROCEEDS	3
RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES	3
DESCRIPTION OF THE FIRST MORTGAGE BONDS	4
DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES	13
BOOK-ENTRY SYSTEM	18
PLAN OF DISTRIBUTION	20
LEGAL OPINIONS	20
EXPERTS	21

ii

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $415,000,000.

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the caption “Where You Can Find More Information”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute “forward-looking statements”. When we use words like “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “may”, “should”, or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	general economic conditions, including their impact on capital expenditures;

•	our ability, and that of our affiliates, to access the capital markets and obtain credit on favorable terms;

•	actions of credit rating agencies;

•	business conditions in the energy industry, retail and wholesale;

•	competitive factors;

•	unusual weather;

•	effects of geopolitical events, including war and acts of terrorism;

•	changes in federal or state law, and decisions of regulatory commissions;

•	changes in accounting principles;

•	risk factors discussed under “Risk Factors” in any prospectus supplement relating to the first mortgage bonds or debt securities being offered by this prospectus; and

•	the other risk factors listed from time to time by us in reports filed with the SEC.

          You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business”, “Management’s Discussion and Analysis” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2002, and other documents on file with the SEC. You may obtain copies of these documents as described under the caption “Where You Can Find More Information”.

          We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

          We are “incorporating by reference” the documents that we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made after the date of the registration statement of which this prospectus is a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on February 26, 2003; and

•	Our Current Report on Form 8-K filed with the SEC on March 25, 2003.

          We are not required to, and do not, provide annual reports to holders of our first mortgage bonds or debt securities unless specifically requested by a holder.

          This prospectus is part of a registration statement we have filed with the SEC relating to our securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC’s Public Reference Room or through its Internet site.

          You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

Attn:	Corporate Secretary Northern States Power Company 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500

OUR COMPANY

          We were incorporated in 2000 under the laws of the State of Minnesota. We are an operating utility engaged in the generation, transmission and distribution of electricity and the transportation, storage and distribution of natural gas. We provide generation, transmission and distribution of electricity in Minnesota, North Dakota and South Dakota. We also purchase, distribute and sell natural gas to retail customers and transport customer-owned gas in Minnesota, North Dakota and South Dakota. We provide retail electric utility service to approximately 1.3 million customers and gas utility service to approximately 430,000 customers.

          We are a wholly-owned subsidiary of Xcel Energy Inc., a registered holding company under the Public Utility Holding Company Act of 1935. Among Xcel Energy’s other subsidiaries are Public Service Company of Colorado, a Colorado corporation, Southwestern Public Service Company, a New Mexico corporation, Northern States Power Company, a Wisconsin corporation, and NRG Energy, Inc., a Delaware corporation (“NRG”). As a result of an exchange of shares of Xcel Energy for publicly held shares of NRG in 2002, NRG is now an indirect wholly-owned subsidiary of Xcel Energy. NRG is a global energy company, primarily engaged in the ownership and operation of power generation facilities and the sale of energy, capacity and related products. NRG is facing extreme financial difficulty and may seek protection under the bankruptcy laws.

          Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401 and our telephone number is (612) 330-5500.

USE OF PROCEEDS

          Unless otherwise indicated in a prospectus supplement relating to the issue of a particular series of first mortgage bonds or debt securities, we intend to use the net proceeds from the sale of the first mortgage bonds or debt securities offered hereby for general corporate purposes, including capital expenditures, repayment of short-term debt and refunding of long-term debt on maturity or otherwise. Our short-term debt aggregated approximately $69,000 as of December 31, 2002. The specific allocation of the proceeds of a particular series of first mortgage bonds or debt securities will be described in the prospectus supplement relating to that series.

RATIO OF CONSOLIDATED EARNINGS TO
CONSOLIDATED FIXED CHARGES

	Twelve Months Ended December 31,
	1998	1999	2000	2001	2002

Ratio of consolidated earnings to consolidated fixed charges	4.0	3.0	2.4	4.0	3.5

          For purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and (2) fixed charges consist of interest on long-term debt, other interest charges and amortization of debt discount, premium and expense.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

          The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the first mortgage bonds will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to the first mortgage bonds have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the applicable indenture or supplemental indenture so that you can easily locate these provisions.

          We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness.

          The first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

          The first mortgage bonds will be issued in one or more new series under the Trust Indenture dated February 1, 1937 (the “1937 Indenture”) as previously supplemented by 52 supplemental trust indentures, a Supplemental and Restated Trust Indenture dated May 1, 1988 (the “Restated Indenture”) and a new supplemental indenture for the first mortgage bonds (the “New Supplemental Indenture”), all from us to BNY Midwest Trust Company, as successor trustee (the “Mortgage Trustee”). The 1937 Indenture, as supplemented by the supplemental indentures, the Restated Indenture and the New Supplemental Indenture are referred to in this prospectus collectively as the “Mortgage Indenture.” As of December 31, 2002, there were 16 series of first mortgage bonds in an aggregate principal amount of $1.334 billion outstanding under the Mortgage Indenture.

          The Restated Indenture amends and restates the 1937 Indenture and the supplemental indentures. The Restated Indenture will become effective on the date that all first mortgage bonds of each series issued under the Mortgage Indenture prior to May 1, 1988 have been retired through payment or redemption, including those first mortgage bonds “deemed to be paid” within the meaning of that term as used in Article XVII of the 1937 Indenture or, except as described below, the holders of the requisite principal amount of the outstanding first mortgage bonds consent to the amendments contained in the Restated Indenture. Holders of the first mortgage bonds being issued pursuant to this prospectus and of each other series of first mortgage bonds issued under the Mortgage Indenture after May 1, 1988 will be bound by the amendments contained in the Restated Indenture when they become effective and operative. Unless the consent of the holders of first mortgage bonds of each series issued prior to May 1, 1988 is obtained or such first mortgage bonds are retired prior to their maturity, we presently expect the Restated Indenture to become effective no earlier than March 1, 2011.

          The holders of the outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change in control transaction. The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, holders of first mortgage bonds would have the security afforded by the first mortgage lien on substantially all our property as described below under the caption “Security for the First Mortgage Bonds”. In addition, any change in control transaction and any incurrence of substantial additional indebtedness, as first mortgage bonds, debt securities or otherwise, by us in a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that these approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

          When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price at which the series will be issued;

•	the date of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the first mortgage bonds of that series are registered on the regular record date;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of first mortgage bonds.

Redemption

          The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series.

Security for the First Mortgage Bonds

          In the opinion of our counsel, the first mortgage bonds being issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding first mortgage bonds by a valid and direct first mortgage lien on all of the real and fixed properties, leasehold rights, franchises and permits then owned by us subject only (1) to permitted liens, such as for taxes not delinquent or being contested in good faith, and (2) as to parts of our property, to easements, conditions, restrictions, leases and similar encumbrances which do not affect our use of that property in the usual course of our business, to minor defects in titles which are not material and to defects in titles to properties not essential to our business.

          The Mortgage Indenture subjects to the lien of the Mortgage Indenture all property, rights and franchises, except as otherwise expressly provided, we acquired after the date of the 1937 Indenture. These provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case by us under the United States Bankruptcy Code. The opinion of counsel does not cover titles to easements for water flowage purposes or rights-of-way for electric and gas transmission and distribution facilities, steam mains and telephone lines. However, we have the power of eminent domain in the states in which we operate.

          The Mortgage Indenture provides that no prior liens, other than permitted liens, may be created or permitted to exist upon the mortgaged and pledged property whether now owned or acquired in the future. (Section 4 of Article VIII of the 1937 Indenture.) Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988, the Restated Indenture will amend the foregoing provisions to allow permitted encumbrances on the mortgaged and pledged property.

          Permitted encumbrances include, among others, the following:

•	permitted liens (liens for taxes not yet delinquent or being contested in good faith, mechanics’, workers’ and other similar liens, and easements and rights of way);

•	rights of parties to agreements with us relating to property owned or used jointly with that party, provided the rights:

•	do not materially impair the use of the property in the normal course of our business;

•	do not materially affect the security provided by the Mortgage Indenture; and

•	are not inconsistent with the remedies of the Mortgage Trustee upon a completed default;

•	leases existing on the effective date of the Restated Indenture affecting property owned by us on the effective date;

•	leases which do not interfere in any material respect with the use by us of the property for its intended purpose and which will not have a material adverse impact on the security provided by the Mortgage Indenture;

•	other leases relating to 5% or less of the sum of our depreciable property and land; and

•	any mortgage, lien, charge or other encumbrance prior or equal to the lien of the Mortgage Indenture, other than a prepaid lien, existing on the date we acquire the property, provided that on the acquisition date:

•	no default has occurred and is continuing;

•	the principal amount secured by that mortgage, lien, charge or encumbrance does not exceed 66 2/3% of the lesser of the cost or fair value of the property; and

•	the mortgage will apply only to the property originally subject to that mortgage, we will close the mortgage and we will not issue additional indebtedness under that mortgage.

          (Section 1.03 of the Restated Indenture.)

          Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988, the holders of 66 2/3% of the principal amount of first mortgage bonds outstanding may (1) consent to the creation or existence of a prior lien with respect to up to 50% of the sum of our depreciable property and land, after giving effect to the prior lien, or (2) terminate the lien of the Mortgage Indenture with respect to up to 50% of the sum of our depreciable property and land. (Section 18.02(e) of the Restated Indenture.)

Sinking Fund Provisions

          We currently do not have any outstanding first mortgage bonds that are, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the first mortgage bonds offered hereby will not be, subject to a sinking fund.

Maintenance Provisions

          As a maintenance fund for the first mortgage bonds, we have agreed to pay to the Mortgage Trustee on each May 1 an amount equal to 15% of our consolidated gross operating revenues for the preceding calendar year, after deducting from these revenues the following:

•	cost of electricity and gas purchased for resale;

•	rentals paid for utility property, less credits at our option for the following:

•	maintenance;

•	property retirements offset by permanent additions;

•	retirements of first mortgage bonds; and

•	cost or fair value, whichever is less, of permanent additions after deducting property retirements.

          We may withdraw moneys from the maintenance fund in amounts equal to retirements of first mortgage bonds and net permanent additions. Cash in excess of $100,000 remaining on deposit in the maintenance fund for more than three years must be used for the purchase or redemption of first mortgage bonds. Any redemption of this nature would be at the applicable regular redemption price of the first mortgage bonds to be redeemed and subject to any restrictions on the redemption of that first mortgage bond. (Article IX of the 1937 Indenture; Article IV of the Supplemental Indenture dated June 1, 1952.)

          The Restated Indenture will amend the foregoing provisions of the Mortgage Indenture by replacing the current maintenance fund deposit formula with the requirement that we pay to the Mortgage Trustee on each May 1 an amount equal to 2.50% of our completed depreciable property as of the end of the preceding calendar year, after deducting credits at our option for the following:

•	maintenance;

•	property retirements offset by permanent additions;

•	retirements of first mortgage bonds; and

•	amounts of established permanent additions.

          (Section 9.01 of the Restated Indenture.)

          The Restated Indenture further provides that to the extent that maintenance fund credits exceed 2.50% of completed depreciable property for any year after 1987, such excess credits may be applied in future years (1) to offset any maintenance fund deficiency or (2) to increase the amount of established permanent additions available for use under the Mortgage Indenture. (Section 9.05 of the Restated Indenture.) In addition, the Restated Indenture eliminates the requirement that cash in excess of $100,000 remaining on deposit in the maintenance fund for more than three years be used for the purchase or redemption of first mortgage bonds.

          We have agreed to maintain our properties in adequate repair, working order and condition. (Section 6 of Article VIII of the 1937 Indenture; Section 8.06 of the Restated Indenture.)

Issuance of Additional First Mortgage Bonds

          The maximum principal amount of first mortgage bonds that we may issue under the Mortgage Indenture is not limited, except as described below. We may issue additional first mortgage bonds in amounts equal to (1) 60% of the cost or fair value, whichever is less, of permanent additions after deducting retirements (Article V of the 1937 Indenture; also Sections 1 and 3 of Article III of the Supplemental Indenture dated February 1, 1944); (2) retired first mortgage bonds, which have not been otherwise used under the Mortgage Indenture (Article VI of the 1937 Indenture); or (3) the amount of cash deposited with the Mortgage Trustee, which cash may be withdrawn on the same basis as additional first mortgage bonds may be issued under clauses (1) and (2) above. (Article VII of the 1937 Indenture; Section 2 of Article III of the Supplemental Indenture dated February 1, 1944; and Article IV of the Supplemental Indenture dated June 1, 1952.) The Restated Indenture will amend the foregoing provisions of the Mortgage Indenture by increasing the percentage in clause (1) above from 60% to 66 2/3%. (Section 5.03 of the Restated Indenture.)

          The first mortgage bonds issued pursuant to this prospectus will be issued under clause (1) or (2) above. At December 31, 2002, the amount of net permanent additions available for the issuance of first mortgage bonds exceeded $5.367 billion, of which $692 million could be used to authenticate the $415 million principal amount of the first mortgage bonds. As of December 31, 2002, $123.2 million of retired first mortgage bonds were available to authenticate up to $123.2 million of first mortgage bonds.

          We may not issue any additional first mortgage bonds on the basis of clause (1), clause (2) under specified conditions, or clause (3), unless the earnings applicable to bond interest for a specified twelve-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those about to be issued. (Section 4 of Article V, Section 2 of Article VI, and Section 1 of Article VII of the 1937 Indenture.)

          Permanent additions include the following:

•	our electric and steam generating, transmission and distribution properties; and

•	our gas storage and distribution properties.

          (Section 4 of Article I of the 1937 Indenture.)

          Under the Restated Indenture, permanent additions also will include construction work-in-progress, our fractional and undivided property interests, property used for providing telephone or other communication services and engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports associated with the acquisition or construction of any depreciable property. (Section 1.03 of the Restated Indenture.)

          Assuming that the interest cost on variable rate first mortgage bonds is at the maximum allowable rate, earnings applicable to bond interest for the twelve months ended December 31, 2002, would be 2.17 times the annual interest requirements on our first mortgage bonds, including the first mortgage bonds issued pursuant to this prospectus at an assumed 7.5% interest rate. Additional first mortgage bonds may vary as to maturity, interest rate, redemption prices, and sinking fund, among other things. (Article 11 of the 1937 Indenture and Article 11 of the Restated Indenture.) The Restated Indenture will amend the Mortgage Indenture by requiring that earnings applicable to bond interest for a specified twelve-month period be equal to twice the annual interest requirements on the first mortgage bonds, including those about to be issued, and any obligations secured by prior liens and any indebtedness secured by permitted encumbrances. (Sections 1.03 and 5.04 of the Restated Indenture.) Under the Restated Indenture, the calculation of earnings applicable to bond interest will include all of our nonutility revenues. (Section 1.03 of the Restated Indenture.)

Provisions Limiting Dividends on Common Stock

          We have agreed that the sum of:

•	all dividends and distributions on our common stock after September 30, 1954, other than in common stock; and

•	the cost of all shares of our common stock acquired by us after that date,

shall not exceed the sum of:

•	our earned surplus and our qualified subsidiary companies’ earned surplus, consolidated, at September 30, 1954; and

•	an amount equal to our consolidated net income earned after September 30, 1954, after making provision for all dividends accruing after that date on our preferred stock and after taking into consideration all proper charges and credits to earned surplus made after that date.

          In computing net income for the purpose of this covenant, we will deduct an amount, if any, by which 15% of our consolidated gross operating revenues, after certain deductions, exceeds the aggregate of the amounts expended for maintenance and appropriated for reserves for renewals, replacements, retirements, depreciation or depletion. (Article IV of the Supplemental Indenture dated October 1, 1954.) This provision has not impaired our ability to pay dividends in the past and is not expected to do so in the future.

          As of 1957, we no longer had any qualified subsidiary companies.

          The Restated Indenture will replace the dividend restriction described above with the requirement that the sum of:

•	all dividends and distributions on our common stock after the effective date of the Restated Indenture (other than in common stock); and

•	the amount, if any, by which the considerations given by us for the purchase or other acquisition of our common stock after the effective date exceeds the considerations received by us after the effective date from the sale of common stock, shall not exceed the sum of:

•	our retained earnings at the effective date; and

•	an amount equal to our net income earned after the effective date, after deducting all dividends accruing after the effective date on all classes and series of our preferred stock and after taking into consideration all proper charges and credits to earned surplus made after the effective date.

          In computing net income for the purpose of this amended covenant, we will deduct the amount, if any, by which, after the date commencing 365 days prior to the effective date, the actual expenditures or charges for ordinary repairs and maintenance and the charges for reserves, renewals, replacements, retirements, depreciation and depletion are less than 2.50% of our completed depreciable property. (Section 8.07 of the Restated Indenture.)

Release Provisions

          The Mortgage Indenture permits the release from its lien of any property upon depositing or pledging cash or certain other property of comparable fair value. The Mortgage Indenture also permits the following, in each case without any release or consent by the Mortgage Trustee or accountability to the Mortgage Trustee:

•	the sale or other disposal of securities not pledged under the Mortgage Indenture, contracts, accounts, motor cars, and certain equipment and supplies;

•	the cancellation, change or alteration of leases, rights-of-way and easements; and

•	the surrender and modification of any franchise or governmental consent subject to certain restrictions.

          (Article XI of the 1937 Indenture and Article XI of the Restated Indenture.)

          Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988:

•	we may sell or otherwise dispose of, free of the lien of the Mortgage Indenture, all motor vehicles, vessels and marine equipment, railroad cars, engines and related equipment, airplanes, office furniture and leasehold interests in property owned by third parties; and

•	we may enter into leases relating to the property subject to the lien of the Mortgage Indenture which do not interfere in any material respect with the use of the property for the purpose for which it is held by us and will not have a material adverse impact on the security afforded by the Mortgage Indenture. (Section 11.02(b) of the Restated Indenture.)

          Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988, any of the mortgaged and pledged property may be released from the lien of the Mortgage Indenture if, after the release, the fair value of the remaining mortgaged and pledged property equals or exceeds a sum equal to 150% of the aggregate principal amount of first mortgage bonds outstanding. (Section 11.03(k) of the Restated Indenture.) When effective and upon satisfaction of the requirements set forth in the Mortgage Indenture, this provision would permit us to spin-off or otherwise dispose of a substantial amount of assets or a line of business without depositing cash or property with the Mortgage Trustee or obtaining the consent of the bondholders.

Modification of the Mortgage Indenture

          With our consent, the provisions of the Mortgage Indenture may be changed by the affirmative vote of the holders of 66 2/3% in principal amount of the first mortgage bonds outstanding except that, among other things, the following may not be done without the consent of the holder of each first mortgage bond so affected:

•	the maturity of a first mortgage bond may not be extended;

•	the interest rate may not be reduced;

•	the terms of payment of principal or interest may not be changed;

•	no lien ranking prior to or on a parity with the lien of the Mortgage Indenture with respect to any of the property mortgaged or pledged under the Mortgage Indenture may be created;

•	the security of the lien upon the mortgaged and pledged property for the security of such holder’s bond may not be deprived; and

•	the required percentage of the holders of first mortgage bonds relating to actions that require their consent may not be changed.

          (Article XVIII of the 1937 Indenture, Article VI of the Supplemental Indenture dated May 1, 1985 and Section 18.02 of the Restated Indenture.)

Concerning the Mortgage Trustee

          In case of a completed default, either the Mortgage Trustee or the holders of 25% in principal amount of (1) the first mortgage bonds outstanding or (2) the first mortgage bonds affected by the default, may declare the first mortgage bonds due and payable, subject to the right of the holders of a majority of the first mortgage bonds then outstanding to rescind or annul such action. Further, the Mortgage Trustee is obligated to take the actions provided in the Mortgage Indenture to enforce payment of the first mortgage bonds and the lien of the Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the first mortgage bonds. However, the holders of a majority in principal amount of the first mortgage bonds may direct the taking of any of these actions or the refraining from these actions as is not in violation of the law or the Mortgage Indenture. Before taking these actions, the Mortgage Trustee may require adequate indemnity against the costs, expenses and liabilities to be incurred in connection with these actions. (Article XIII of the 1937 Indenture; Section 6 of Article VI of the Supplemental Indenture dated February 1, 1944; Section 4.03 of the Supplemental Indenture dated October 1, 1945 and Article XIII of the Restated Indenture.)

Defaults

          The following is a summary of events defined in the Mortgage Indenture as completed defaults:

•	default in payment of principal of any first mortgage bond;

•	default continued for 90 days in payment of interest on any first mortgage bond;

•	default in the covenant contained in Section 11 of Article VIII of the Mortgage Indenture (Section 8.11 of the Restated Indenture) regarding bankruptcy, insolvency, assignment or receivership; and

•	default continued for 90 days after notice in the performance of any other covenant, agreement or condition.

          (Section 4.02 of the Supplemental Indenture dated October 1, 1945 and Section 13.01 of the Restated Indenture.)

          The Mortgage Trustee is required to give notice to bondholders (1) within 90 days after the occurrence of a default known to the Mortgage Trustee or (2) if the Mortgage Trustee is unaware of a default during the 90 day period, then, within 30 days after the Mortgage Trustee knows of the default, unless the default has been cured before giving its notice. However, except in the case of a default resulting from the failure to make any payment of principal or interest on any first mortgage bonds or to make any sinking fund payment, the Mortgage Trustee may withhold the notice if its board of directors, executive committee or a trust committee of directors or responsible officers determines in good faith that withholding the notice is in the interest of the bondholders. (Section 4 of Article V of the Supplemental Indenture dated February 1, 1944 and Section 16.02 of the Restated Indenture.)

          We are required to file with the Mortgage Trustee information, documents and reports regarding our compliance with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC, including a certificate, furnished at least annually, as to our compliance with all of the conditions and covenants under the Mortgage Indenture. (Section 8 of Article III of the Supplemental Indenture dated February 1, 1944 and Section 8.18 of the Restated Indenture.)

General

          Whenever all indebtedness secured by the Mortgage Indenture has been paid, or adequate provision for payment has been made, the Mortgage Trustee will cancel and discharge the Mortgage Indenture. (Article XVII of the 1937 Indenture and Article XVII of the Restated Indenture.) After the date that all first mortgage bonds of each series issued under the Mortgage Indenture prior to May 1, 1988 have been retired through payment or redemption, we may deposit with the Mortgage Trustee any combination of cash or government obligations in order to provide for the payment of any series or all of the first mortgage bonds outstanding. The Mortgage Indenture also provides that we must furnish to the Mortgage Trustee officers’ certificates, certificates of an engineer, appraiser or other expert and, in some cases, accountants’ certificates in connection with the authentication of first mortgage bonds, the release or release and substitution of property and some other matters, and opinions of counsel as to the lien of the Mortgage Indenture and some other matters. (Article IV of the Supplemental Indenture dated February 1, 1944; Articles IV, V, VI, VII, XI and XVII and Section 20.08 of the Restated Indenture.)

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

          The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the unsecured debt securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to the debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture or applicable supplemental indenture so that you can easily locate these provisions.

          We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness.

          The debt securities will be represented either by global securities registered in the name of the Depository, or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

          The debt securities will be issued in one or more new series under the Indenture dated July 1, 1999 between us and Wells Fargo Bank Minnesota, National Association, as successor trustee (the “1999 Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for the debt securities, is referred to in this prospectus as the “1999 Indenture.” As of December 31, 2002, there were two series of debt securities in an aggregate principal amount of $435 million outstanding under the 1999 Indenture.

          The holders of the outstanding debt securities do not, and, unless the supplement indenture that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change in control transaction. The 1999 Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, any change in control transaction and any incurrence of substantial additional long-term indebtedness, as first mortgage bonds, debt securities or otherwise, by us in such a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

          The debt securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured indebtedness. In this “Description of Senior Unsecured Debt Securities” we refer to securities issued under the 1999 Indenture, whether previously issued or to be issued in the future, including the debt securities, as the “securities”. The amount of securities that we may issue under the 1999 Indenture is not limited.

          When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price at which the series will be issued;

•	the date of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which the interest will accrue;

•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record date;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of debt securities.

Registration, Transfer and Exchange

          Debt securities of any series may be exchanged for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.6 of the 1999 Indenture.)

          Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office of the 1999 Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the 1999 Indenture. Any transfer or exchange will be effected upon the 1999 Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7 of the 1999 Indenture.)

          The 1999 Trustee will not be required to exchange or register a transfer of any debt securities of a series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the 1999 Indenture.) See the information under the caption “Book-Entry System”.

Payment and Paying Agents

          Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System”. Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, interest on debt securities that are in the form of certificated securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the debt securities maintained by the 1999 Trustee; however, a holder of $10,000,000 or more of the debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the 1999 Trustee on or prior to the applicable record date. (Section 2.12 of the 1999 Indenture.) Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the 1999 Trustee. (Section 2.12 of the 1999 Indenture.)

          All monies paid by us to a paying agent for the payment of principal, interest or premium on any debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the 1999 Indenture.)

Events of Default

          The following constitute events of default under the 1999 Indenture:

•	default in the payment of principal and premium, if any, on any security issued under the 1999 Indenture when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security issued under the 1999 Indenture when due and continuance of that default for 30 days;

•	default in the performance or breach of any of our other covenants or warranties in the securities or in the 1999 Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the 1999 Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

          (Section 7.1 of the 1999 Indenture.)

          If an event of default occurs and is continuing, either the 1999 Trustee or the holders of a majority in principal amount of the outstanding securities may declare the principal amount of all securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the 1999 Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the 1999 Indenture.)

          The 1999 Trustee generally will be under no obligation to exercise any of its rights or powers under the 1999 Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the 1999 Trustee. (Section 8.2 of the 1999 Indenture.) The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the 1999 Trustee, or of exercising any trust or power conferred on the 1999 Trustee, relating to the securities. (Section 7.7 of the 1999 Indenture.) No holder has the right to institute a proceeding relating to the 1999 Indenture unless the conditions precedent specified in the 1999 Indenture are met. (Sections 7.4 and 7.7 of the 1999 Indenture.) The 1999 Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on any securities, however, the 1999 Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the 1999 Indenture.) We are required to deliver to the 1999 Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the 1999 Indenture. (Section 5.5 of the 1999 Indenture.)

Modification

          We and the 1999 Trustee may modify and amend the 1999 Indenture from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the securities, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding securities affected by the proposed amendment or the consent or approval of each holder affected by the proposed amendment.

          We will not need the consent of the holders for the following types of amendments:

•	adding to our covenants for the benefit of the holders or surrendering a right given to us in the 1999 Indenture;

•	adding security for the securities; or

•	making various other modifications, generally of a ministerial or immaterial nature.

          (Section 12.1 of the 1999 Indenture.)

          We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date of any security;

•	a reduction in the interest rate or extension of the time of payment of interest;

•	a reduction in the principal amount of any security, the premium payable on any security, or the amount of principal that could be declared due and payable prior to the stated maturity;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the 1999 Indenture or to waive past defaults; or

•	a modification in these requirements.

          (Section 12.2 of the 1999 Indenture.)

          Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Defeasance and Discharge

          We may be discharged from all obligations relating to the debt securities and the 1999 Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the 1999 Trustee, in trust for the benefit of holders of securities, money or United States government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the 1999 Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the 1999 Indenture. If we discharge our obligations as described above, the holders of securities must look only to the funds deposited with the 1999 Trustee, and not us, for payments on the securities. (Section 4.1 of the 1999 Indenture.)

Consolidation, Merger and Sale of Assets

          We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the 1999 Indenture that we are to perform or observe and we or the successor or transferee corporation, as applicable, are not, immediately following such merger, sale or transfer, in default in the performance of any of those covenants. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the 1999 Indenture with the same effect as if the successor corporation had been named as us in the 1999 Indenture and we will be released from all obligations under the 1999 Indenture. Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the 1999 Indenture will define all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior year and specifically will permit any sale, transfer or conveyance during a calendar year of less than 50% of our total assets without the consent of the holders of the securities. (Sections 11.1 and 11.2 of the 1999 Indenture.)

Limitation on Liens

          Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, so long as any debt securities are outstanding, we will not create or permit to exist any mortgage, pledge, security interest or other lien (collectively, “liens”) on any of our utility properties or assets, whether we own it now or acquire it later, unless we similarly secure the debt securities and all other securities issued under the 1999 Indenture prior to or contemporaneously with the debt securities.

          This restriction will not apply to:

•	any of our subsidiaries;

•	the Mortgage Indenture securing our first mortgage bonds, or any indenture supplemental to our mortgage bonds;

•	liens on any property existing at the time we acquire the property (or within one year of our acquisition);

•	purchase money liens; or

•	any extension, renewal, or replacement (or successive extensions, renewals or replacements) of any lien referred to in the clauses listed above.

          In addition, this restriction will not apply to the following “permitted encumbrances”, among others:

•	the pledge or assignment, in the ordinary course, of electricity, gas, steam or accounts receivable;

•	liens existing on any property at the time the corporation owning the property merges with us or transfers all or substantially all of its property to us, so long as our Board of Directors determines that the property is adequate security for the lien;

•	liens not otherwise permitted if the total of all permitted encumbrances would not exceed 10% of our tangible net worth.

          As described above, these restrictions will limit our ability to incur secured debt, but will not prohibit it entirely. Nor will the restrictions prevent us from entering into leases in the ordinary course of business. You should be aware that one of those exceptions described above permits us to issue first mortgage bonds in amounts up to the limits described in the Mortgage Indenture. The Mortgage Indenture permits us to issue first mortgage bonds in amounts equal to 60% of the cost or fair value of permanent additions (which amount will go up to 66 2/3% when the Restated Indenture becomes effective) and up to 100% of retired first mortgage bonds. As of December 31, 2002, the amount of first mortgage bonds that we could issue on the basis of permanent additions exceeded $5.367 billion and the amount of first mortgage bonds we could issue on the bases of retired bonds was approximately $123.2 million. However, we cannot issue any first mortgage bonds on the basis of permanent additions unless the earnings applicable to bond interest for a specified twelve-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those being issued pursuant to this prospectus.

Resignation or Removal of 1999 Trustee

          The 1999 Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the 1999 Indenture.)

          The holders of a majority in principal amount of the outstanding securities may remove the 1999 Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the 1999 Trustee upon notice to the holder of each security outstanding and appointment of a successor 1999 Trustee. (Section 8.10 of the 1999 Indenture.)

Concerning the 1999 Trustee

          Wells Fargo Bank Minnesota, National Association is the 1999 Trustee. We maintain banking relationships with the 1999 Trustee in the ordinary course of business. The 1999 Trustee also acts as trustee for some of our other securities as well as securities of some of our affiliates.

BOOK-ENTRY SYSTEM

          Each series of securities offered by this prospectus may be issued in the form of one or more global first mortgage bonds or global debt securities, as applicable, representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

          The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

          Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

          We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, we, the applicable trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in that global security.

          Unless otherwise specified in the prospectus supplement that describes a particular series of first mortgage bonds or debt securities, DTC will act as Depository for securities issued as global securities. The securities will be registered in the name of Cede & Co. (DTC’s partnership nominee).

          DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and specified other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules that apply to DTC and its Direct or Indirect Participants (collectively, “Participants”) are on file with the SEC.

          It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in a global security, and voting by Participants, will be governed by the standing instructions and customary practices between the Participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the Participants and not our responsibility or that of DTC or the applicable trustee.

          Securities of a series represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under applicable law and we have not appointed a successor Depository within 90 days; or

•	we determine not to require all of the securities of a series to be represented by a global security and notify the applicable trustee of our decision.

          The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents take no responsibility for the accuracy of the information.

          Any underwriters, dealers or agents of any securities may be Direct Participants of DTC.

PLAN OF DISTRIBUTION

          We intend to sell the securities offered by this prospectus to or through underwriters or dealers, and may also sell the securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of securities.

          The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

          In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement.

          Under agreements which we may enter in connection with the sale of the securities, underwriters, dealers, and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

          No person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, that information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make the offer in the jurisdiction. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in our affairs since that date.

LEGAL OPINIONS

          Legal opinions relating to the legality of the first mortgage bonds and debt securities being offered by this prospectus will be rendered by our counsel, Gary R. Johnson, 800 Nicollet Mall, Suite

3000, Minneapolis, Minnesota, and Jones Day, Chicago, Illinois, counsel for the Company. Certain legal matters relating to the validity of the first mortgage bonds and debt securities will be passed upon by Simpson Thatcher & Bartlett, New York, New York, for any underwriters, dealers or agents named in a prospectus supplement. Gary R. Johnson is our Vice President and General Counsel and is the beneficial owner, as of January 31, 2003, of 136,761 shares of common stock of our parent company, Xcel Energy Inc.

EXPERTS

           The consolidated financial statements and the related financial statement schedule of Northern States Power Company as of and for the year ended December 31, 2002, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

          The consolidated financial statements and schedule of Northern States Power Company as of and for the years ended December 31, 2001 and December 31, 2000 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent auditors for those periods, as stated in their report with respect thereto. The consolidated financial statements and schedule referred to above have been included herein in reliance upon the authority of such firm as experts in accounting and auditing. Northern States Power Company has been unable to obtain the consent of Arthur Andersen LLP to the use of their report in this prospectus. In reliance on Rule 437a promulgated under the Securities Act, we have dispensed with the requirement to file with the registration statement, of which this prospectus is a part, a written consent of Arthur Andersen LLP. As a result, your ability to assert claims against Arthur Andersen LLP may be limited. Since we have not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the report or financial statements or any omissions to state a material fact required to be stated in the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Registration fee	$150,000	*
Fees of rating agencies	300,000
Printing and engraving	100,000
Accounting services	140,000
Trustees’ charges	10,000
Expenses and counsel fees for qualifications or registration under state securities laws	850,000
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses	15,000

Total expenses	$1,565,000

*	All items are estimated except the first.

Item 16.	Exhibits.

1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.

1(b)	Form of Underwriting Agreement with respect to the debt securities.

2*	Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies, Inc. (Exhibit 2.1 to the Report on Form 8-K (File No. 1-12907) of New Century Energies, Inc. dated March 24, 1999).

4(a)(1)*	Trust Indenture, dated February 1, 1937, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee, providing for the issuance of first mortgage bonds (Exhibit B-7 to File No. 2-5290).

4(a)(2)*	Supplemental and Restated Trust Indenture, dated May 1, 1988, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee (Exhibit 4.02 to Form 10-K for Xcel Energy Inc. for the year 1988, File No. 1-3034).

4(a)(3)*	Supplemental Indentures between Northern States Power Company and said Trustee, supplemental to Exhibit 4(a)(1), dated as follows:

June 1, 1942 (Exhibit B-8 to File No. 2-97667).

February 1, 1944 (Exhibit B-9 to File No. 2-5290).

October 1, 1945 (Exhibit 7.09 to File No. 2-5924).

July 1, 1948 (Exhibit 7.05 to File No. 2-7549).

August 1, 1949 (Exhibit 7.06 to File No. 2-8047).

June 1, 1952 (Exhibit 4.08 to File No. 2-9631).

October 1, 1954 (Exhibit 4.10 to File No. 2-12216).

September 1, 1956 (Exhibit 2.09 to File No. 2-13463).

August 1, 1957 (Exhibit 2.10 to File No. 2-14156).

July 1, 1958 (Exhibit 4.12 to File No. 2-15220).

December 1, 1960 (Exhibit 2.12 to File No. 2-18355).

August 1, 1961 (Exhibit 2.13 to File No. 2-20282).

June 1, 1962 (Exhibit 2.14 to File No. 2-21601).

September 1, 1963 (Exhibit 4.16 to File No. 2-22476).

August 1, 1966 (Exhibit 2.16 to File No. 2-26338).

June 1, 1967 (Exhibit 2.17 to File No. 2-27117).

October 1, 1967 (Exhibit 2.01R to File No. 2-28447).

May 1, 1968 (Exhibit 2.01S to File No. 2-34250).

October 1, 1969 (Exhibit 2.01T to File No. 2-36693).

February 1, 1971 (Exhibit 2.01U to File No. 2-39144).

May 1, 1971 (Exhibit 2.01V to File No. 2-39815).

February 1, 1972 (Exhibit 2.01W to File No. 2-42598).

January 1, 1973 (Exhibit 2.01X to File No. 2-46434).

January 1, 1974 (Exhibit 2.01Y to File No. 2-53235).

September 1, 1974 (Exhibit 2.01Z to File No. 2-53235).

April 1, 1975 (Exhibit 4.01AA to File No. 2-71259).

May 1, 1975 (Exhibit 4.01BB to File No. 2-71259).

March 1, 1976 (Exhibit 4.01CC to File No. 2-71259).

June 1, 1981 (Exhibit 4.01DD to File No. 2-71259).

December 1, 1981 (Exhibit 4.01EE to File No. 2-83364).

May 1, 1983 (Exhibit 4.01FF to File No. 2-97667).

December 1, 1983 (Exhibit 4.01GG to File No. 2-97667).

September 1, 1984 (Exhibit 4.01HH to File No. 2-97667).

December 1, 1984 (Exhibit 4.01II to File No. 2-97667).

May 1, 1985 (Exhibit 4.36 to Form 10-K for the year 1985, File No. 1-3034).

September 1, 1985 (Exhibit 4.37 to Form 10-K for the year 1985, File No. 1-3034).

July 1, 1989 (Exhibit 4.01 to Form 8-K dated July 7, 1989, File No. 1-3034).

June 1, 1990 (Exhibit 4.01 to Form 8-K dated June 1, 1990, File No. 1-3034).

October 1, 1992 (Exhibit 4.01 to Form 8-K dated October 13, 1992, File No. 1-3034).

April 1, 1993 (Exhibit 4.01 to Form 8-K dated March 30, 1993, File No. 1-3034).

December 1, 1993 (Exhibit 4.01 to Form 8-K dated December 7, 1993, File No. 1-3034).

February 1, 1994 (Exhibit 4.01 to Form 8-K dated February 10, 1994, File No. 1-3034).

October 1, 1994 (Exhibit 4.01 to Form 8-K dated October 5, 1994, File No. 1-3034).

June 1, 1995 (Exhibit 4.01 to Form 8-K dated June 28, 1995, File No. 1-3034).

April 1, 1997 (Exhibit 4.47 to Form 10-K for the year 1997, File No. 1-3034).

March 1, 1998 (Exhibit 4.01 to Form 8-K dated March 11, 1998, File No. 1-3034).

May 1, 1999 (Exhibit 4.49 to Form 10, File No. 000-31709).

June 1, 2000 (Exhibit 4.50 to Form 10, File No. 000-31709).

August 1, 2000 (Assignment and Assumption of Trust Indenture) (Exhibit 4.51 to Form 10, File No. 000-31709).

June 1, 2002 (Exhibit 4.05 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).

July 1, 2002 (Exhibit 4.06 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).

August 1, 2002 (Exhibit 4.01 to Form 8-K dated August 22, 2002, File No. 000-31709).

4(a)(4)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.

4(a)(5)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).

4(b)(1)*	Trust Indenture, dated July 1, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Form 8-K dated July 21, 1999, File No. 1-03034).

4(b)(2)*	Supplemental Trust Indenture dated July 15, 1999, between Northern States Power Company and Norwest Bank National Association, as Trustee (Exhibit 4.02 to Form 8-K dated July 21, 1999, File No. 1-03034).

4(b)(3)*	Supplemental Trust Indenture dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.63 to Form 10, File No. 000-31709).

4(b)(4)*	Supplemental Trust Indenture dated July 1, 2002, between Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Form 8-K, dated July 8, 2002, File No. 000-31709).

4(b)(5)	Form of Supplemental Indenture establishing a series of debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.

4(b)(6)	Form of Debt Securities (included in the Form of Supplemental Indenture referenced in Exhibit 4(b)(5) above).

5	Opinion of Gary R. Johnson regarding the validity of certain securities.

12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.

23(a)	Consent of Gary R. Johnson is included in its opinion referenced in Exhibit 5 above.

23(b)	Consent of Deloitte & Touche LLP.

23(c)	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a).

24	Power of Attorney.

25(a)	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Successor Trustee under the Trust Indenture relating to the first mortgage bonds referenced in Exhibit 4(a)(1) above, as supplemented.

25(b)	Form T-1 Statement of Eligibility of Wells Fargo Bank Minnesota, National Association, as Successor Trustee under the Trust Indenture relating to the debt securities referenced in Exhibit 4(b)(1) above, as supplemented.

*	Previously filed as indicated and incorporated herein by reference.

Item 17. Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 10th day of April, 2003.

NORTHERN STATES POWER COMPANY

By:	/S/ RICHARD C. KELLY Richard C. Kelly Vice President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act, this post-effective amendment to registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* Wayne H. Brunetti	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 10, 2003

/S/ RICHARD C. KELLY Richard C. Kelly	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 10, 2003

* David E. Ripka	Vice President and Controller (Principal Accounting Officer)	April 10, 2003

* Gary R. Johnson	Director	April 10, 2003

* By:	/S/ RICHARD C. KELLY
Richard C. Kelly (Attorney-in-Fact)

April 10, 2003

EXHIBIT INDEX

1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.

1(b)	Form of Underwriting Agreement with respect to the debt securities.

2*	Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies, Inc. (Exhibit 2.1 to the Report on Form 8-K (File No. 1-12907) of New Century Energies, Inc. dated March 24, 1999).

4(a)(1)*	Trust Indenture, dated February 1, 1937, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee, providing for the issuance of first mortgage bonds (Exhibit B-7 to File No. 2-5290).

4(a)(2)*	Supplemental and Restated Trust Indenture, dated May 1, 1988, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee (Exhibit 4.02 to Form 10-K for Xcel Energy Inc. for the year 1988, File No. 1-3034).

4(a)(3)*	Supplemental Indentures between Northern States Power Company and said Trustee, supplemental to Exhibit 4(a)(1), dated as follows:

June 1, 1942 (Exhibit B-8 to File No. 2-97667).

February 1, 1944 (Exhibit B-9 to File No. 2-5290).

October 1, 1945 (Exhibit 7.09 to File No. 2-5924).

July 1, 1948 (Exhibit 7.05 to File No. 2-7549).

August 1, 1949 (Exhibit 7.06 to File No. 2-8047).

June 1, 1952 (Exhibit 4.08 to File No. 2-9631).

October 1, 1954 (Exhibit 4.10 to File No. 2-12216).

September 1, 1956 (Exhibit 2.09 to File No. 2-13463).

August 1, 1957 (Exhibit 2.10 to File No. 2-14156).

July 1, 1958 (Exhibit 4.12 to File No. 2-15220).

December 1, 1960 (Exhibit 2.12 to File No. 2-18355).

August 1, 1961 (Exhibit 2.13 to File No. 2-20282).

June 1, 1962 (Exhibit 2.14 to File No. 2-21601).

September 1, 1963 (Exhibit 4.16 to File No. 2-22476).

August 1, 1966 (Exhibit 2.16 to File No. 2-26338).

June 1, 1967 (Exhibit 2.17 to File No. 2-27117).

October 1, 1967 (Exhibit 2.01R to File No. 2-28447).

May 1, 1968 (Exhibit 2.01S to File No. 2-34250).

October 1, 1969 (Exhibit 2.01T to File No. 2-36693).

February 1, 1971 (Exhibit 2.01U to File No. 2-39144).

May 1, 1971 (Exhibit 2.01V to File No. 2-39815).

February 1, 1972 (Exhibit 2.01W to File No. 2-42598).

January 1, 1973 (Exhibit 2.01X to File No. 2-46434).

January 1, 1974 (Exhibit 2.01Y to File No. 2-53235).

September 1, 1974 (Exhibit 2.01Z to File No. 2-53235).

April 1, 1975 (Exhibit 4.01AA to File No. 2-71259).

May 1, 1975 (Exhibit 4.01BB to File No. 2-71259).

March 1, 1976 (Exhibit 4.01CC to File No. 2-71259).

June 1, 1981 (Exhibit 4.01DD to File No. 2-71259).

December 1, 1981 (Exhibit 4.01EE to File No. 2-83364).

May 1, 1983 (Exhibit 4.01FF to File No. 2-97667).

December 1, 1983 (Exhibit 4.01GG to File No. 2-97667).

September 1, 1984 (Exhibit 4.01HH to File No. 2-97667).

December 1, 1984 (Exhibit 4.01II to File No. 2-97667).

May 1, 1985 (Exhibit 4.36 to Form 10-K for the year 1985, File No. 1-3034).

September 1, 1985 (Exhibit 4.37 to Form 10-K for the year 1985, File No. 1-3034).

July 1, 1989 (Exhibit 4.01 to Form 8-K dated July 7, 1989, File No. 1-3034).

June 1, 1990 (Exhibit 4.01 to Form 8-K dated June 1, 1990, File No. 1-3034).

October 1, 1992 (Exhibit 4.01 to Form 8-K dated October 13, 1992, File No. 1-3034).

April 1, 1993 (Exhibit 4.01 to Form 8-K dated March 30, 1993, File No. 1-3034).

December 1, 1993 (Exhibit 4.01 to Form 8-K dated December 7, 1993, File No. 1-3034).

February 1, 1994 (Exhibit 4.01 to Form 8-K dated February 10, 1994, File No. 1-3034).

October 1, 1994 (Exhibit 4.01 to Form 8-K dated October 5, 1994, File No. 1-3034).

June 1, 1995 (Exhibit 4.01 to Form 8-K dated June 28, 1995, File No. 1-3034).

April 1, 1997 (Exhibit 4.47 to Form 10-K for the year 1997, File No. 1-3034).

March 1, 1998 (Exhibit 4.01 to Form 8-K dated March 11, 1998, File No. 1-3034).

May 1, 1999 (Exhibit 4.49 to Form 10, File No. 000-31709).

June 1, 2000 (Exhibit 4.50 to Form 10, File No. 000-31709).

August 1, 2000 (Assignment and Assumption of Trust Indenture) (Exhibit 4.51 to Form 10, File No. 000-31709).

June 1, 2002 (Exhibit 4.05 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).

July 1, 2002 (Exhibit 4.06 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).

August 1, 2002 (Exhibit 4.01 to Form 8-K dated August 22, 2002, File No. 000-31709).

4(a)(4)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.

4(a)(5)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).

4(b)(1)*	Trust Indenture, dated July 1, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Form 8-K dated July 21, 1999, File No. 1-03034).

4(b)(2)*	Supplemental Trust Indenture dated July 15, 1999, between Northern States Power Company and Norwest Bank National Association, as Trustee (Exhibit 4.02 to Form 8-K dated July 21, 1999, File No. 1-03034).

4(b)(3)*	Supplemental Trust Indenture dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.63 to Form 10, File No. 000-31709).

4(b)(4)*	Supplemental Trust Indenture dated July 1, 2002, between Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Form 8-K, dated July 8, 2002, File No. 000-31709).

4(b)(5)	Form of Supplemental Indenture establishing a series of debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.

4(b)(6)	Form of Debt Securities (included in the Form of Supplemental Indenture referenced in Exhibit 4(b)(5) above).

Exhibit 4(b)(5) above).

5	Opinion of Gary R. Johnson regarding the validity of certain securities.

12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.

23(a)	Consent of Gary R. Johnson is included in its opinion referenced in Exhibit 5 above.

23(b)	Consent of Deloitte & Touche LLP.

23(c)	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a).

24	Power of Attorney.

25(a)	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Successor Trustee under the Trust Indenture relating to the first mortgage bonds referenced in Exhibit 4(a)(1) above, as supplemented.

25(b)	Form T-1 Statement of Eligibility of Wells Fargo Bank Minnesota, National Association, as Successor Trustee under the Trust Indenture relating to the debt securities referenced in Exhibit 4(b)(1) above, as supplemented.

*	Previously filed as indicated and incorporated herein by reference.